Exhibit 99


                   AEP Reports 2004 First-Quarter Earnings

    COLUMBUS, Ohio, April 29 /PRNewswire-FirstCall/ --

     * First-quarter results: GAAP $0.70 per share, ongoing $0.72 per share
     * Ongoing earnings increase $30 million from prior period
     * Wholesale profits drive quarter's performance
     * Retail margins up despite unfavorable year-to-year weather
     * Company affirms previous ongoing earnings guidance range for 2004


                           AMERICAN ELECTRIC POWER
                        Preliminary, unaudited results
    ($ in millions except per-share data; EPS based on 356mm shares 2003,
                                395mm in 2004)

                                            First quarter ended March 31
                                                2003   2004     Variance
     Revenue ($ in billions)                    3.8    3.3       (0.5)
     Earnings ($ in millions):
         GAAP                                   440    278       (162)
         Ongoing                                255    285         30
     EPS ($):
         GAAP                                  1.24   0.70      (0.54)
         Ongoing                               0.72   0.72       0.00


    American Electric Power (NYSE: AEP) today reported 2004 first-quarter earnings, prepared in accordance with Generally Accepted Accounting Principles
(GAAP), of $278 million, or $0.70 per share, compared with $440 million, or $1.24 per share, in the same period last year. The first-quarter 2003 GAAP earnings were increased by a one-time $242 million, or $0.68 per share, gain from the implementation of SFAS 143, a required accounting change related to asset retirement obligations.
    Ongoing earnings for first-quarter 2004 increased 12 percent to $285 million from $255 million in the same period last year, but ongoing earnings per share was $0.72 in both periods, reflecting the $0.08 dilutive effect of additional shares outstanding in 2004.
    Key factors in the first-quarter performance include increased earnings contributions from wholesale sales, driven primarily by favorable results in power and coal optimization activities; increased gross margin from AEP's regulated integrated utilities and Ohio companies despite unfavorable year-to-year weather conditions; and a reduction in losses from investments.
    GAAP and ongoing EPS for first-quarter 2004 are based on an average of approximately 395 million shares outstanding, compared to an average of approximately 356 million shares outstanding for the same period in 2003.
    Among items excluded from first-quarter ongoing earnings are a $12 million loss from operations in the United Kingdom and a $1 million loss from Louisiana Intrastate Gas Pipeline operations, which are included in discontinued operations. In addition, first-quarter ongoing earnings exclude a $6 million one-time gain associated with the sale of a power plant in China. A full reconciliation of items contributing to the difference between ongoing and GAAP earnings for this period and the comparable prior period is included at the end of this news release.
    AEP affirmed its previous 2004 ongoing earnings guidance range of between $2.20 and $2.40 per share. In providing ongoing earnings guidance, AEP management is aware of potential differences between 2004 ongoing earnings and 2004 GAAP earnings because of the classification of UK operations and LIG as discontinued. At this time AEP management is not able to accurately estimate the impact on GAAP earnings of potential differences in timing of planned disposals of UK operations, LIG and other non-core assets, or the potential impact of any future changes in accounting principles. Therefore, AEP is not able at this time to provide a corresponding GAAP equivalent for 2004 earnings guidance.


                          ONGOING RESULTS BY SEGMENT
    ($ in millions except per-share data; EPS based on 356mm shares 2003,
                                395mm in 2004)

                                  Q1 2003       Q1 2004       Variance
     Utility Operations              309           299          (10)
        Ongoing EPS                 0.87          0.76        (0.11)
     Investments                     (39)           (5)          34
        Ongoing EPS                (0.11)        (0.01)        0.10
     Parent Company                  (15)           (9)           6
        Ongoing EPS                (0.04)        (0.03)        0.01
          Ongoing Earnings           255           285           30
          Ongoing EPS              $0.72         $0.72        $0.00


    "We had a solid first quarter from both an earnings and accomplishments perspective," said Michael G. Morris, AEP's chairman, president and chief executive officer. "Our ongoing earnings by our Utility Operations were relatively stable year-to-year. Our regulated integrated utilities and our Ohio companies, key components of Utility Operations, reported small period-to-period increases in earnings contribution despite milder weather when compared with last year. The earnings contribution from Off-System Sales, another component of Utility Operations, increased more than 40 percent from the prior period to $168 million. Off-System Sales is primarily the sale of excess power from our plants into the wholesale market, although optimization-related activities included in Off-System Sales contributed to the increased profitability this quarter.
    "We also are seeing benefits from our decision to concentrate on our core utility operations and divest assets that don't fit that long-term strategy," Morris said. "Shedding assets that aren't a good long-term fit and refocusing the performance of the remaining investments helped us reduce losses in that area," Morris said.
    Morris noted that AEP announced a number of divestitures this year, including the Louisiana Intrastate Gas pipeline assets, AEP's share of four independent power plants in the U.S., its share of a power plant in China and its AEP Coal mines. All were part of AEP's plan to divest assets that don't fit the company's long-term strategy. AEP also entered into agreements to sell its power plants owned by its Texas Central Company subsidiary as part of the process to recover stranded costs in Texas as dictated by regulations creating a competitive electricity market in that state.
    "We continue to make progress toward divestiture of our other non-strategic assets and expect to have that process completed by the end of the year," Morris said.


                   ONGOING RESULTS FROM UTILITY OPERATIONS
    ($ in millions except per-share data; EPS based on 356mm shares 2003,
                                395mm in 2004)
                                           Q1 2003  Q1 2004  Variance
     Regulated Integrated Utilities          725      747      22
     Ohio Companies                          497      509      12
     Texas Wires                             157      100     (57)
     Texas Supply/REP                        101       94      (7)
     Off-System Sales                        118      168      50
     Other Wholesale Transactions             (3)       5       8
     Transmission Revenue - 3rd Party        112      124      12
     Other Operating Revenue                  84       85       1
         Total Gross Margin                1,791    1,832      41
     Operations & Maintenance               (670)    (735)    (65)
     Depreciation & Amortization            (293)    (308)    (15)
     Taxes Other Than FIT                   (202)    (201)      1
     Capital Cost and Other                 (163)    (147)     16
     Federal Income Taxes                   (154)    (142)     12
         Total Utility Operations            309      299     (10)
         Ongoing EPS                       $0.87    $0.76  ($0.11)


    Despite milder weather conditions in the first quarter when compared to the same period last year, AEP's Regulated Integrated Utilities and Ohio Companies recorded small increases in ongoing earnings contributions for the quarter. Heating degree days were down 8 percent in AEP's eastern service areas and down 19 percent in the western service areas when compared with last year. Cessation of Cook Plant amortization contributed $9 million of the $22 million period-to-period increase in Regulated Integrated Utilities.
    The reduction in gross margin from Texas Wires in the period-to-period comparison reflects the absence in 2004 of a Texas stranded cost recovery mechanism that was available in 2002 and 2003. AEP recorded $56 million in non-cash earnings in last year's first quarter, which represents the difference between the actual price received from the state-mandated auction of 15 percent of generation capacity and the earlier estimate of market prices derived from the Public Utility Commission of Texas (PUCT) model. AEP recorded the non-cash earnings quarterly during 2003 and has established a regulatory asset that is recoverable through the 2004 true-up process created by deregulation laws in Texas. Excluding the non-cash stranded-cost contribution in 2003, Texas Wires' period-to-period gross margin was relatively flat.
    The period-to-period increase in gross margin from Off-System Sales included a $26 million year-over-year increase in coal optimization activity and a $30 million increase in power optimization activity.
    Utility Operations & Maintenance was higher primarily because of additional power-plant maintenance work and right-of-way tree trimming. These activities are on budget for the full year.


                       ONGOING RESULTS FROM INVESTMENTS
    ($ in millions except per-share data; EPS based on 356mm shares 2003,
                                395mm in 2004)
                                                        Q1      Q1
                                                       2003    2004  Variance
     AEP Energy Services, includes Gas HoldCo (HPL)    (18)    (10)      8
     MEMCO                                               1       2       1
     Independent Power Plants and Wind Farms            (8)      5      13
     AEP Resources - Other                              (7)      3      10
     Other                                              (7)     (5)      2
         Total Investments                             (39)     (5)     34
         Ongoing EPS                                ($0.11) ($0.01)  $0.10


    Improved natural-gas market conditions in the first quarter, which aided AEP Energy Services, and the 2003 sale of the Eastex power plant, which eliminated losses from Independent Power Plants and Wind Farms, helped AEP reduce losses from Investments by $34 million when compared to the prior period.

                                   WEBCAST
    American Electric Power's quarterly conference call with financial analysts will be broadcast live over the Internet at 9:30 a.m. EDT today at http://www.aep.com/go/webcasts
or http://www.firstcallevents.com/service/ajwz403819446gf12.html.
    The call will be archived on http://www.aep.com/go/webcasts for use by those unable to listen during the live webcast.
    Minimum requirements to listen to broadcast: The Windows Media Player software, free from http://windowsmedia.com/download, and at least a 56Kbps connection to the Internet. If you experience problems listening to the broadcast, send an e-mail to webcastsupport@tfprn.com.
                                     ---
    American Electric Power owns and operates more than 42,000 megawatts of generating capacity in the United States and select international markets and is the largest electricity generator in the U.S. AEP is also one of the largest electric utilities in the United States, with more than 5 million customers linked to AEP's 11-state electricity transmission and distribution grid. The company is based in Columbus, Ohio.
                                     ---
    AEP's GAAP earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company's earnings as reported to the Securities and Exchange Commission. AEP's management believes that the company's ongoing earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide a more meaningful representation of the company's performance. AEP uses ongoing earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses ongoing earnings data internally to measure performance against budget and to report to AEP's board of directors.
                                     ---
    This report made by AEP and certain of its subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its registrant subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; weather conditions; available sources and costs of fuels; availability of generating capacity and the performance of AEP's generating plants; the ability to recover regulatory assets and stranded costs in connection with deregulation; new legislation and government regulation including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon and other substances; resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery for environmental compliance); oversight and/or investigation of the energy sector or its participants; resolution of litigation (including pending Clean Air Act enforcement actions and disputes arising from the bankruptcy of Enron Corp.); AEP's ability to reduce its operation and maintenance costs; the success of disposing of investments that no longer match AEP's corporate profile; AEP's ability to sell assets at attractive prices and on other attractive terms; international and country-specific developments affecting foreign investments including the disposition of any current foreign investments; the economic climate and growth in AEP's service territory and changes in market demand and demographic patterns; inflationary trends; AEP's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities; changes in the creditworthiness and number of participants in the energy trading market; changes in the financial markets, particularly those affecting the availability of capital and AEP's ability to refinance existing debt at attractive rates; actions of rating agencies, including changes in the ratings of debt and preferred stock; volatility and changes in markets for electricity, natural gas, and other energy-related commodities; changes in utility regulation, including the establishment of a regional transmission structure; accounting pronouncements periodically issued by accounting standard-setting bodies; the performance of AEP's pension plan; prices for power that AEP generates and sells at wholesale; changes in technology and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.


                             American Electric Power
     Financial Results for 1st Quarter 2004 Actual vs 1st Quarter 2003 Actual

                                         2003 Actual          2004 Actual
                                     ($ millions)   EPS   ($ millions)   EPS

        UTILITY OPERATIONS:
         Gross Margin:
     1    Regulated Integrated Utilities   725                  747
     2    Ohio Cos.                        497                  509
     3    Texas Wires                      157                  100
     4    Texas Supply / REP               101                   94
     5    Off-System Sales                 118                  168
     6    Other Wholesale Transactions      (3)                   5
     7    Transmission Revenue - 3rd
           Party                           112                  124
     8    Other Operating Revenue           84                   85
     9         Total Gross Margin        1,791                1,832

     10   Operations & Maintenance        (670)                (735)
     11   Depreciation & Amortization     (293)                (308)
     12   Taxes Other than FIT            (202)                (201)
     13   Capital Cost and Other          (163)                (147)
     14   Federal Income Taxes            (154)                (142)
     15      Net Earnings Utility
              Operations                   309       0.87       299      0.76

        INVESTMENTS:
     16   AEPES, inclds Gas HoldCo (HPL)   (18)                 (10)
     17   MEMCO                              1                    2
     18   IPPs and Wind Farms               (8)                   5
     19   AEP Resources - Other             (7)                   3
     20   Other                             (7)                  (5)
     21        Total Investments           (39)     (0.11)       (5)    (0.01)

     22   Parent Company                   (15)     (0.04)       (9)    (0.03)

     23        ON-GOING EARNINGS           255       0.72       285      0.72

    Note: For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.


                            American Electric Power
                   Financial Results for 1st Qtr 2004 Actual
                Reconciliation of On-going and Reported Earnings

                                                     2004 Actual
                                       Utility  Invest.  Parent  Total   EPS
                                                 ($ millions)

    On-going Earnings                    299      (5)     (9)     285    0.72

    Dispositions:
        Gain from sale of Nanyang General
         Light Electric Co.                -       6       -        6    0.01

    Discontinued Operations:
        UK Discontinued Operations         -     (12)      -      (12)  (0.03)
        LIG Discontinued Operations        -      (1)      -       (1)     -

    Total Special Items                    -      (7)      -       (7)  (0.02)

    Reported Earnings                    299     (12)     (9)     278   $0.70


                             American Electric Power
                    Financial Results for 1st Qtr 2003 Actual
                Reconciliation of On-going and Reported Earnings

                                                     2003 Actual
                                       Utility  Invest.  Parent  Total   EPS
                                                 ($ millions)

    On-going Earnings                    309     (39)    (15)     255    0.72

    Changes in Accounting Principles:
        SFAS 143 Asset Retirement
         Obligation                      249      (7)      -      242    0.68
        Cessation of EITF 98-10 re: MTM
         accounting                      (13)    (36)      -      (49)  (0.14)

    Impairments and Dispositions:
        Adjustment to South Coast
         Impairment                        -       6       -        6    0.02
        Net Proceeds from Sale of Mutual
         Energy (back office operations)   -      26       -       26    0.07
        Adjustment to sale of water
         heater rental program            (3)      -       -       (3)  (0.01)

    Discontinued Operations:
        UK Discontinued Operations         -     (40)      -      (40)  (0.11)
        LIG Discontinued Operations        -       3       -        3    0.01

    Total Special Items                  233     (48)      -      185    0.52

    Reported Earnings                    542     (87)    (15)     440    1.24


                          American Electric Power
                      Summary of Selected Sales Data
                          For Domestic Operations
              (Data based on preliminary, unaudited results)

                                                  3 Months Ended March 31,
                                               2003**         2004**   Change

    ENERGY SUMMARY
    Retail - Domestic Electric (in
     millions of kWh):
       Residential                             13,513         13,442   -0.5%
       Commercial                               8,891          8,827   -0.7%
       Industrial                              12,612         12,434   -1.4%
       Miscellaneous                              695            743    6.9%
       Total Domestic Retail                   35,711         35,446   -0.7%

    Wholesale - Domestic Electric (in
     millions of kWh):                         20,359         19,341   -5.0%

    EAST REGION WEATHER SUMMARY (in
     degree days):
    Actual  - Heating ***                       2,028          1,864   -8.1%
                - Cooling ****                      1              3  200.0%
    Normal  - Heating ***                                      1,806    3.2% *
                - Cooling ****                                     3    0.0% *

    WEST REGION WEATHER SUMMARY (in
     degree days):
    Actual  - Heating ***                         684            553  -19.2%
                - Cooling ****                     24             56  133.3%
    Normal  - Heating ***                                        634  -12.8% *
                - Cooling ****                                    49   14.3% *

    *    2004 Actual vs. Normal

    ** Excludes energy transported on behalf of non-affiliated REP's in Texas; energy sold to affiliated REP's in Texas are included in wholesale sales.

    ***  Heating Degree Days temperature base is 55 degrees

    **** Cooling Degree Days temperature base is 65 degrees, except for Texas weather stations where the temperature base is 70 degrees

SOURCE  American Electric Power
    -0-                             04/29/2004
    /CONTACT: Media, Pat D. Hemlepp, Director, Corporate Media Relations, +1-614-716-1620, or Analysts, Julie Sloat, Managing Director, Investor Relations, +1-614-716-2885, both of American Electric Power/
    /Company News On-Call: http://www.prnewswire.com/comp/042050.html / /Web site: http://www.aep.com
                http://www.aep.com/go/webcasts /
    (AEP)

CO:  American Electric Power
ST:  Ohio
IN:  OIL UTI
SU:  ERN CCA MAV ERP